UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

Blockchain Moon Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40922	86-1839124
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4651 Salisbury Road, Suite 400 Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

(424) 262-6097

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BMAQ	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one-half of one share of Common Stock at an exercise price of $11.50	BMAQW	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth of one share of Common Stock	BMAQR	The Nasdaq Stock Market LLC
Units, each consisting of one share of Common Stock, one Right and one Redeemable Warrant	BMAQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

As disclosed in the definitive proxy statement filed by Blockchain Moon Acquisition Corp. (“Blockchain Moon” or the “Company”) with the Securities and Exchange Commission (the “SEC”) on October 4, 2022, as supplemented (the “Extension Proxy Statement”), relating to the special meeting of stockholders (the “Extension Meeting”), Jupiter Sponsor LLC, the Company’s sponsor (the “Sponsor”), agreed that if the Extension Amendment Proposal (as defined below) was approved, it or one or more of its affiliates, members or third-party designees (the “Lender”) will contribute to the Company as a loan $360,000 to be deposited into the trust account established in connection with the Company’s initial public offering (the “Trust Account”).

On October 19, 2022, the stockholders of Blockchain Moon approved the Extension Amendment Proposal (as defined below) at the Extension Meeting (as described in Item 5.07 of this Current Report on Form 8-K). Accordingly, on October 21, 2022, the Company issued an unsecured promissory note in the principal amount of $360,000 (the “Note”) to the Sponsor. The Note does not bear interest and matures upon closing of the Company’s initial business combination. In the event that the Company does not consummate a business combination, the Note will be repaid only from amounts remaining outside of the Trust Account, if any. The proceeds of the Note have been deposited in the Trust Account in connection with the Charter Amendment (as defined below).

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, which is incorporated by reference herein and filed herewith as Exhibit 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2022, Blockchain Moon held the Extension Meeting to approve an amendment to Blockchain Moon’s amended and restated certificate of incorporation (the “Charter Amendment”) to extend the date (the “Termination Date”) by which Blockchain Moon has to consummate a business combination from October 21, 2022 (the “Original Termination Date”) to January 21, 2023 (the “Charter Extension Date”) and to allow Blockchain Moon, without another stockholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to six times by an additional one month each time after the Charter Extension Date, by resolution of Blockchain Moon’s board of directors, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until July 21, 2023, or a total of up to nine months after the Original Termination Date, unless the closing of Blockchain Moon’s initial business combination shall have occurred prior thereto (the “Extension Amendment Proposal”). The stockholders of Blockchain Moon approved the Extension Amendment Proposal at the Extension Meeting and on October 21, 2022, Blockchain Moon filed the Charter Amendment with the Delaware Secretary of State.

The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 19, 2022, Blockchain Moon held the Extension Meeting to approve the Extension Amendment Proposal and the Adjournment Proposal, each as more fully described in the Extension Proxy Statement. As there were sufficient votes to approve the Extension Amendment Proposal, the Adjournment Proposal was not presented to stockholders.

Holders of 12,749,332 shares of common stock of Blockchain Moon held of record as of September 27, 2022, the record date for the Extension Meeting, were present in person or by proxy, representing approximately 86.12% of the voting power of Blockchain Moon’s shares of common stock as of the record date for the Extension Meeting, and constituting a quorum for the transaction of business.

The voting results for the Extension Amendment Proposal were as follows:

The Extension Amendment Proposal

For	Against	Abstain
12,068,485	680,778	69

The Adjournment Proposal

The Company had solicited proxies in favor of an Adjournment Proposal which would have given the Company authority to adjourn the Extension Meeting to solicit additional proxies. As sufficient shares were voted in favor of the Extension Amendment Proposal, this proposal was not voted upon at the Extension Meeting.

In connection with the vote to approve the Charter Amendment, the holders of 9,724,108 public shares of common stock of the Company properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $10.06 per share, for an aggregate redemption amount of approximately $97,852,300. Following such redemptions, approximately $17,870,500 was left in trust and 1,775,892 shares of common stock held by public stockholders remained outstanding.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to Amended and Restated Certificate of Incorporation.
10.1	Promissory Note, dated October 21, 2022, between the Company and the Sponsor.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2022

BLOCKCHAIN MOON ACQUISITION CORP.

By:	/s/ Enzo A. Villani
Name:	Enzo A. Villani
Title:	Chief Executive Officer